Exhibit 10.1

CHOICE HOTELS INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTOR

DEFERRED COMPENSATION STOCK PURCHASE PLAN

Choice Hotels International, Inc. has adopted and established, effective February 24, 2018, a non-qualified stock option plan for Non-Employee Directors in accordance with the following terms and conditions. The plan also provides Non-Employee Directors the ability to elect to defer compensation and purchase stock with director fees.

SECTION ONE

DESIGNATION AND PURPOSE OF THE PLAN

A.    Designation. This Plan is designated the “Choice Hotels International, Inc. Non-Employee Director Deferred Compensation Stock Purchase Plan”.

B.    Purpose. The purpose of this Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in increased ownership of Company Stock by Non-Employee Directors. It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

C.    Governing Law. This Plan shall be interpreted and enforced in accordance with the laws of the State of Maryland, without reference to its conflict of laws principles.

SECTION TWO

DEFINITIONS

As used in this Plan, the following terms mean:

A.    “Board” means the Board of Directors of the Company.

B.    “Company” means Choice Hotels International, Inc.

C.    “Non-Employee Director” means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.

D.    “Plan” means this Non-Employee Director Deferred Compensation Stock Purchase Plan.

G.    “Stock” and “Company Stock” mean the common stock of Choice Hotels International, Inc.

H.    Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

SECTION THREE

DEFERRAL OF FEES

A Non-Employee Director may elect by written notice to defer payment on all or a portion of his or her fees (including Committee fees) for any year, subject to the following conditions:

During the period of the active service (as hereinafter defined) of a Non-Employee Director, the Non-Employee Director agrees to serve the Company faithfully and, to the best of the ability of the Non-Employee Director, to perform such services and duties as shall be assigned to the Non-Employee Director by the Board.

For purposes of this Plan, the period of the active service of the Non-Employee Director shall mean the period commencing with the date of election or appointment of the Non-Employee Director and expiring on the date on which occurs the termination of the service of the Non-Employee Director by reason of expiration of term or the date of resignation, removal or death of the Non-Employee Director, whichever shall occur first.

Nothing contained herein shall be construed as conferring upon the Non-Employee Director the right to continue in the active service of the Company.

SECTION FOUR

ELECTION AND DEFERRED ACCOUNTS

A.    Prior to the first day of January of each year during the period of the active service of the Non-Employee Director, the Non-Employee Director may instruct the Company by delivery to it of written notice to withhold a specified percentage (not less than 25%) of any fees otherwise payable to the Non-Employee Director for services to be rendered in the following fiscal year (the “Deferred Amounts”). Such election shall be irrevocable with respect to such fiscal year. The Company shall establish a grantor “Rabbi Trust” and shall establish thereunder on behalf of the Non-Employee Director upon a deferral election a liability account which shall consist of a Stock Deferred Account and an Interest Deferred Account (each a “Deferred Account”). Effective as of December 1, 2017, as part of the above-referenced election process, a Non-Employee Director may specify whether the Deferred Accounts with respect to the fiscal year to which such election applies will, upon becoming payable, be paid in the form of a lump sum distribution or be paid in the form of installment payments over a period of time designated by the Non-Employee Director but in no event to exceed twenty (20) years. In the event that the installment method of payment is selected, the Non-Employee Director will further designate whether installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period of installment distributions, the Interest Deferred Account will be credited with an earnings factor computed pursuant to the principals described in Section 4B (ii), below.

B(i)    Stock Deferred Account

(a)    An agent (the “Agent”) shall be appointed by the Board or any individual or committee to which the Board has delegated authority to act with respect to the appointment of the Agent to perform the functions and have the responsibilities assigned to the Agent in this

Section Four with respect to the purchase of Stock. The Board or such individual or committee shall have the right to change the Agent at any time. Except as provided in Section 4 8B(i)(b), the Company shall pay the compensation and expenses of the Agent.

(b)    Deferred Amounts shall initially be deposited to the Interest Deferred Account (the “Initial Deferred Amounts”). For each fiscal year of the Company, the Agent shall cause all Initial Deferred Amounts to be applied to the open market purchase of whole shares of Stock within fifteen days after the end of each fiscal quarter. The Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. All brokerage fees and commissions with respect to such purchases shall be deducted from the Initial Deferred Amounts. The Agent shall credit each Stock Deferred Account with the number of whole shares of Stock equal to such account’s Initial Deferred Amount applied by the Agent to the purchase of Stock divided by the average price per share purchased by the Agent. Initial Deferred Amounts representing a fraction of the purchase price of a share shall be credited to their respective Interest Deferred Account. Any shares of Stock held in a Stock Deferred Account shall be voted by the trustee of the “Rabbi Trust”.

(c)    In the alternative, but only if and to the extent that the Company shall have instructed the Agent concurrent with or prior to the delivery to the Agent of the Initial Deferred Amounts, the Agent shall purchase whole shares of Stock directly from the Company and not in the open market. Each such purchase from the Company shall be at a price equal to the closing price of Stock on the market on the business day preceding the date such purchase is made.

(d)    During the period that such Stock Deferred Account is maintained, on each date on which the Company pays dividends on its Stock, the Interest Deferred Account shall be credited with an amount equivalent to the amount of dividends declared by the Company with respect to the Stock held in the Stock Deferred Account (“Dividend Equivalents”).

(e)    The total number of shares of Stock which may be purchased under this Plan is 80,000 shares. The maximum number of shares may be increased from time to time by approval of the Board, and if required, pursuant to Rule 16b-3 of the Securities and Exchange Commission or its successors or the applicable rules of any stock exchange, the stockholders of the Company. Such Stock may be either authorized and unissued shares or reacquired shares.

(f)    In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities entered in a Stock Deferred Account.

B(ii)    Interest Deferred Account

All additions to the Interest Deferred Account will be invested in Stock in the same manner as described in Section 4(B)(i)(b).

SECTION FIVE

ANNUAL STATEMENT

The Company will provide an annual statement of the Deferred Accounts to each participant Non-Employee Director showing amounts of fees deferred and additional amounts credited to his Deferred Accounts in accordance with Section 4.

SECTION SIX

PAYMENT

A.    Payment of Accounts not subject to Internal Revenue Code Section 409A. With respect to the portion of any Deferred Accounts that were established and vested prior to January 1, 2005, and subsequent earnings attributable thereto, the following rules shall apply:

Upon the termination of active service of a Non-Employee Director, the Company shall pay such Non-Employee Director his Deferred Accounts that were first established and vested prior to January 1, 2005, and subsequent earnings attributable thereto, in one lump sum payment as soon after his termination of active service as is administratively feasible unless such Non-Employee Director had previously made an election, at least sixty (60) days prior to the effective date of such termination of active service, to receive such Deferred Accounts in the form of installment payments. At least sixty (60) days prior to his termination of active service, a Non-Employee Director may make an irrevocable election to receive his Deferred Accounts that were first established and vested prior to January 1, 2005 in the form of installment payments over a period of time designated by the Non-Employee Director but in no event to exceed twenty (20) years. In the event that the installment method of payment is selected, the Non-Employee Director will further designate whether installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period of installment distributions, the Interest Deferred Account will be credited with an earnings factor computed pursuant to the principles described in Section Four B (ii), above. In the event that a Non-Employee Director dies after having made an installment election but prior to the receipt of all installment payments thereunder, the remaining payments will be made to the beneficiary of the Non-Employee Director designated for purposes of this Plan through the remaining duration of the elected installment period, unless the Non-Employee Director has provided in such installment election for a different form of payment to the beneficiary of the Non-Employee Director. The computation of the amount of a lump sum payment or the amount of an installment payment shall be made by reference to the balance of the Deferred Account as of the date of the distribution.

B.    Payment of Amounts Subject to Internal Revenue Code Section 409A. With respect to the portion of any Deferred Accounts that were not established and vested prior to January 1, 2005, and all earnings attributable thereto, the following rules shall apply:

Upon the separation of service, as defined in Treas. Reg. § 1.409A-1(h)(2), of a Non-Employee Director, the Company shall pay such Non-Employee Director his Deferred Accounts that were first established or vested on or after January 1, 2005, and subsequent earnings attributable thereto, in one lump sum payment as soon after his separation of service as is administratively feasible but in no event later than March 15 of the calendar year following the calendar year in which the separation of service took place, unless such Non-Employee Director had previously made an election, pursuant to Section Four A, to receive his Deferred Accounts in the form of installment payments. Alternatively, a Non-Employee Director may make a Subsequent Deferral Election at least one (1) year prior to his separation from service to receive such Deferred Accounts in the form of installments, as described in Section Eighteen A but with a specified commencement date that is no earlier than the fifth (5th) anniversary of such Non-Employee Director’s separation from service. A Subsequent Deferred Election shall not take effect until at least 12 months after the date the Subsequent Deferred Election is made. During the period of installment distributions, the Interest Deferred Account will be credited with an earnings factor computed pursuant to the principles described in Section Four B (ii), above. In the event that a Non-Employee Director dies after having made an installment election but prior to the receipt of all installment payments thereunder, the remaining payments will be made to the beneficiary by the Non-Employee Director designated for purposes of this Plan through the remaining duration of the elected installment period, unless the Non-Employee Director has provided in such installment election for a different form of payment to the beneficiary of the Non-Employee Director. The computation of the amount of a lump sum payment or the amount of an installment payment shall be made by reference to the balance of the Deferred Account as of the date of the distribution.

SECTION SEVEN

DEATH OF NON-EMPLOYEE DIRECTOR

A.    Payment of Accounts Not Subject to IRC Section 409A. Where the death of the Non-Employee Director occurs prior to making any election to receive payments of any Deferred Accounts that were established and vested prior to January 1, 2005, and subsequent earnings attributable thereto, in the form of installments, then such Deferred Accounts shall be paid in such manner as is determined by the beneficiary.

B.    Payment of Accounts Subject to IRC Section 409A. Where the death of the Non-Employee Director occurs prior to making any election to receive payments of any Deferred Accounts that were established or vested on or after January 1, 2005, and subsequent earnings attributable thereto in the form of installments, then such Deferred Accounts shall be paid in the form of a lump sum distribution as promptly as possible to the beneficiary and in no event later than March 15 of the calendar year following the Non-Employee Director’s death.

SECTION EIGHT

DEATH OF NON-EMPLOYEE DIRECTOR AND BENEFICIARY

If both the Non-Employee Director and his designated beneficiary should die, the total amount standing to the credit of the Non-Employee Director in the Deferred Accounts shall be determined as of the date of death of the designated beneficiary (including any additional amounts credited to such Account pursuant to Section Four B(ii)) and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

SECTION NINE

TAXES

Payments will be made to the Non-Employee Director or beneficiary after deducting taxes required by federal and/or state governments, if any.

SECTION TEN

ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Board, except as provided in Section 4. The Board shall have all the powers vested in it by the terms of the Plan. Subject to the provisions of the Plan, the Board shall have the power to construe this Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. Any decision of the Board in the administration of this Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

SECTION ELEVEN

UNSECURED GENERAL CREDITOR

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind other than a grantor “Rabbi Trust”, or a fiduciary relationship between the Company and the Non-Employee Director, his or her designated beneficiary or any other person. Any compensation deferred under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION TWELVE

NO ASSIGNMENT

The right of the Non-Employee Director or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.

SECTION THIRTEEN

SUCCESSORS AND ASSIGNS

This Plan shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Non-Employee Director and his heirs, executors, administrators and legal representatives.

SECTION FOURTEEN

CHANGE OF CONTROL

In the event of a change of control of the Company, the Company shall immediately pay the Non-Employee Director his or her Deferred Accounts, including accrued interest. A “change of control” shall mean (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) the acquisition of twenty-five percent or more of the voting securities of the Company by a person, group, or entity or (iii) the sale of all or substantially all of the assets of the Company or (iv) individuals who were members of the Board immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Non-Employee Directors do not constitute a majority of the Board immediately following such election, unless that election of such new Non-Employee Directors was recommended to the stockholders by management of the Company. Notwithstanding the above, no payment of any portion of any Deferred Account that was first established or vested on or after January 1, 2005 shall be made with respect to an event described above as a “change in control” unless such event also qualifies as a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treas. Reg. § 1.409A-3(i)(5).

SECTION FIFTEEN

AMENDMENT AND TERMINATION OF THE PLAN

A.    Discretion of the Board of Directors. The Board of Directors may at any time terminate or amend this Plan. Except as herein provided, no such termination may affect Stock previously purchased.

B.    Automatic Termination. This Plan shall terminate on February 24, 2028.

SECTION SIXTEEN

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A

The Plan is intended to comply in all respects with the applicable requirements of Internal Revenue Code Section 409A regarding the Deferred Accounts that were first established or vested on or after January 1, 2005, including without limitation, the requirements dealing with the termination of plans under Treas. Reg. § 1.409A-3(j)(4)(vii) and, if applicable, the requirements dealing with “specified employees” as described in Internal Revenue Code Section 409A(a)(2)(B)(i).